SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 30, 1998


                             The Netplex Group, Inc.
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             (Exact name of registrant as specified in its charter)


    New York                     1-11784           11-2824578
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(State or other jurisdiction   (Commission       (IRS Employer
     of incorporation)         File Number)   Identification No.)


               8260 Greensboro Drive, 5th Floor, McLean, Virginia 22101
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                    (Address of principal executive offices)


Registrant's telephone number, including area code: (703) 356-1717


                                       N/A
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         (Former name or former address, if changed since last report.)




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         Item 2.           Acquisition or Disposition of Assets.

                  On January 30, 1998, The Netplex Group, Inc. (the "Company") completed the purchase of all of the stock of The PSS Group, Inc. ("PSS") the technical professional staff augmentation operations and business of Preferred Systems Solutions, Inc. ("Preferred") and formerly a wholly-owned subsidiary of Preferred. In consideration for the purchase, the Company paid $300,000 at closing and on or before January 15, 1999 will pay $300,000 in cash or 200,000 shares of its Common Stock or any combination thereof, at Preferred's option. The Company used working capital to finance the acquisition. The agreement also provides that Preferred will receive additional consideration (the "Earn-out") if PSS meets certain operating targets. Such Earn-out may be made at the Company's option in cash or its Common Stock, or any combination thereof. The acquisition was accounted for using the purchase method of accounting.

                  In connection with the acquisition, the Company and PSS also will enter into employment agreements with certain employees of PSS.


         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         Exhibit No.            Description

         99.1              Audited Financial  Statements for the PSS Group, Inc.
                           for the year ended December 31, 1997.

         99.2 Pro forma financial information (to be filed within 60 days of the filing of this Report on Form 8-K).


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 THE NETPLEX GROUP, INC.



Dated: April 18, 1998                            By:/s/ Gene Zaino
                                                    ----------------
                                                    Name:  Gene Zaino
                                                    Title: Chairman of the Board
                                                           and President


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